As filed with the Securities and Exchange Commission on June 27, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EARLE M. JORGENSEN COMPANY

(Exact name of registrant as specified in its charter)

Delaware	95-0886610
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

10650 Alameda Street

Lynwood, California 90262

(Address of Principal Executive Offices including Zip Code)

Earle M. Jorgensen Holding Company, Inc. Option Plan

Earle M. Jorgensen Company 2004 Stock Incentive Plan

Earle M. Jorgensen Stock Bonus Plan

(Full title of plans)

William S. Johnson

Vice President, Chief Financial Officer and Secretary

Earle M. Jorgensen Company

10650 Alameda Street

Lynwood, California 90262

(Name, address and telephone number of agent for service)

Copy to:

Mark A. Conley, Esq.

Katten Muchin Rosenman LLP

2029 Century Park East, Suite 2600

Los Angeles, CA 90067

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, $0.001 par value	3,053,668 shares(2)	$3.35(3)	$10,229,787.80	$1,204.05
Common Stock, $0.001 par value	1,629,856 shares(4)	$8.34(5)	$13,592,999.04	$1,599.90
Common Stock, $0.001 par value	796,000 shares(6)	$8.94(7)	$7,116,240.00	$837.58
Common Stock, $0.001 par value	2,447,984 shares(8)	$8.34(9)	$20,416,186.56	$2,402.99
Total	7,927,508	—	$51,355,213.40	$6,044.52

(1)	This registration statement also covers an indeterminate number of additional shares of common stock of Earle M. Jorgensen Company (the “Company”) that may be issued by reason of stock splits, stock dividends, recapitalizations or similar transactions pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Represents shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), subject to options outstanding under the Earle M. Jorgensen Holding Company, Inc. Option Plan.

(3)	Computed in accordance with Rule 457(h) of the Securities Act. The offering price of $3.35 represents the weighted average exercise price per share for outstanding options under the Earle M. Jorgensen Holding Company, Inc. Option Plan.

(4)	Represents shares of Common Stock reserved for issuance under the Earle M. Jorgensen Company 2004 Stock Incentive Plan.

(5)	Estimated in accordance with Rules 457(h) and 457(c) solely for the purpose of calculating the registration fee. The price shown is the average of the high and low prices of the Common Stock on June 22, 2005 as reported on the New York Stock Exchange.

(6)	Represents shares of Common Stock subject to options outstanding under the Earle M. Jorgensen Company 2004 Stock Incentive Plan.

(7)	Computed in accordance with Rule 457(h) of the Securities Act. The offering price of $8.94 represents the weighted-average exercise price per share for outstanding options under the Earle M. Jorgensen Company 2004 Stock Incentive Plan.

(8)	Represents shares of Common Stock issuable to the Earle M. Jorgensen Employee Stock Ownership Trust pursuant to the Earle M. Jorgensen Stock Bonus Plan.

(9)	Computed in accordance with Rules 457(h) and 457(c) of the Securities Act. The price shown is the average of the high and low prices of the Common Stock on June 22, 2005 as reported on the New York Stock Exchange.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Part I of this registration statement on Form S-8 (the “Registration Statement”) will be included in documents that will be sent or given to participants in the Earle M. Jorgensen Holding Company, Inc. Option Plan (the “Option Plan”), the Earle M. Jorgensen Company 2004 Stock Incentive Plan (the “Incentive Plan”), and the Earle M. Jorgensen Stock Bonus Plan, as amended and renamed (the “Stock Bonus Plan,” and collectively with the Option Plan and the Incentive Plan, the “Plans”) pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). That information is not being filed with the Securities and Exchange Commission (the “SEC”) in accordance with the rules and regulations of the SEC.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed by Earle M. Jorgensen Company (the “Company”) with the SEC under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into the Registration Statement:

1.	the Company’s prospectus filed on April 15, 2005 pursuant to Rule 424(b)(4) under the Securities Act, containing audited financial statements for the Company’s fiscal year ended March 31, 2004 (File No. 333-119434);

2.	the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2004;

3.	the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 29, 2004;

4.	the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2004; and

5.	The description of the Common Stock contained in the Company’s Registration Statement on Form 8-A filed with the SEC on March 22, 2005 pursuant to Section 12(b) of the Exchange Act, and all amendments thereto and reports filed for the purpose of updating such description.

In addition, all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment indicating that all securities offered pursuant to this Registration Statement have been sold or deregistering all such securities then remaining unsold shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.	Description of Securities.

Not Applicable.

Item 5.	Interests of Named Experts and Counsel.

Not Applicable.

Item 6.	Indemnification of Directors and Officers

Our certificate of incorporation contains provisions that eliminate the personal liability of our directors to us or our stockholders for monetary damages for breach of their fiduciary duty as a director to the fullest extent permitted by the Delaware General Corporation Law, except for liability:

•	for any breach of their duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payments of dividends or unlawful stock repurchases or redemptions; and

•	for any transaction from which the director derived an improper personal benefit.

These provisions do not affect a director’s responsibilities under any other laws, including the federal securities laws or state or federal environmental laws.

Our certificate of incorporation also contains provisions that require us to indemnify to the fullest extent permitted by the provisions of the Delaware General Corporation Law, as now or hereafter in effect, all persons whom we may indemnify under such provisions, including directors or officers.

Our bylaws also contain provisions that require us to indemnify our directors, and permit us to indemnify our officers and employees, to the fullest extent permitted by Delaware law. However, we are not obligated to indemnify any such person:

•	with respect to proceedings, claims or actions initiated or brought voluntarily by any such person and not by way of defense; or

•	for any amounts paid in settlement, without our prior written consent, of an action in respect of which we would otherwise indemnify such person.

We have entered into indemnification agreements with each of our directors and executive officers providing for the indemnification described above. We believe that these limitations on liability are essential to attracting and retaining qualified persons as directors and executive officers. We have directors’ and officers’ liability insurance.

The Underwriting Agreement dated April 14, 2005, by and among the Company, Earle M. Jorgensen Holding Company, Inc., Credit Suisse First Boston LLC and Goldman, Sachs & Co. on behalf of themselves and as representatives of the several underwriters and relating to the Company’s initial public offering provides for indemnification by the underwriters of the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act against certain liabilities, including liabilities under the Securities Act.

The Registration Rights Agreement dated April 20, 2005, by and among the Company, Maurice S. Nelson, Jr. (“Nelson”), Kelso Investment Associates, L.P. (“KIA”), Kelso Equity Partners II, L.P. (“KEP II”), KIA III-Earle M. Jorgensen, L.P. (“KIA III”) and Kelso Investment Associates IV, L.P. (“KIA IV,” and collectively with Nelson, KIA, KEP II and KIA III, the “Stockholders”) provides for cross-indemnification by the Company and the Stockholders in connection with registration of the Company’s common stock on behalf of the Stockholders.

Item 7.	Exemption from Registration Claimed.

Not Applicable.

Item 8.	Exhibits.

4.1	Specimen stock certificate representing the Company’s common stock. Incorporated by reference to Exhibit 4.1 to the Company’s Amendment No. 3 to Registration Statement on Form S-4 as filed on February 11, 2005 (Registration No. 33-111882).

4.2	Amended and Restated Certificate of Incorporation of the Company. Incorporated by reference to Exhibit 3.1 to the Company’s Amendment No. 5 to Registration Statement on Form S-4 as filed on March 11, 2005 (Registration No. 33-111882) (the “Amendment No. 5 to the Company’s 2004 Registration Statement”).

4.3	Amended and Restated Bylaws of the Company. Incorporated by reference to Exhibit 3.2 to Amendment No. 5 to the Company’s 2004 Registration Statement.

4.4	Earle M. Jorgensen Holding Company, Inc. Option Plan. Incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 1997 (the “Company’s 1997 Form 10-K”).

4.5	Amendment to Earle M. Jorgensen Holding Company, Inc. Option Plan, effective as of December 16, 2004. Incorporated by reference to Exhibit 10.40 to the Company’s Amendment No. 2 to Registration Statement on Form S-4 as filed on December 22, 2004 (Registration No. 333-111882) (the “Amendment No. 2 to the Company’s 2004 Registration Statement”).

4.6	Adjustment to Outstanding Stock Option Letter, dated as of December 17, 2004, by and between the Company and Maurice S. Nelson, Jr. Incorporated by reference to Exhibit 10.41 Amendment No. 2 to the Company’s 2004 Registration Statement.

4.7	Form of Adjustment to Outstanding Stock Options Letter from the Company to option holders of Earle M. Jorgensen Holding Company, Inc. (“Holding”). Incorporated by reference to Exhibit 10.42 of Amendment No. 2 to the Company’s 2004 Registration Statement.

4.8	Form of Disposition of Stock Options Letter from the Company to option holders of Holding. Incorporated by reference to Exhibit 10.44 of Amendment No. 2 to the Company’s 2004 Registration Statement.

4.9	Form of Incentive Stock Option Agreement under the Earle M. Jorgensen Holding Company, Inc. Option Plan. Incorporated by reference to the Company’s 1997 Form 10-K.

4.10	Form of Non-Qualified Stock Option Agreement under the Earle M. Jorgensen Holding Company, Inc. Option Plan. Incorporated by reference to the Company’s 1997 Form 10-K.

4.11	Earle M. Jorgensen Company 2004 Stock Incentive Plan. Incorporated by reference to Exhibit 10.27 of Amendment No. 2 to the Company’s 2004 Registration Statement.

4.12	Form of Incentive Stock Option Agreement under the Earle M. Jorgensen Company 2004 Stock Incentive Plan. Incorporated by reference to Exhibit 10.28 of Amendment No. 2 to the Company’s 2004 Registration Statement.

4.13	Form of Non-Qualified Stock Option Agreement under the Earle M. Jorgensen Company 2004 Stock Incentive Plan. Incorporated by reference to Exhibit 10.29 of Amendment No. 2 to the Company’s 2004 Registration Statement.

4.14	Form of Restricted Stock Agreement under the Earle M. Jorgensen Company 2004 Stock Incentive Plan. Incorporated by reference to Exhibit 10.30 of Amendment No. 2 to the Company’s 2004 Registration Statement.

4.15	Earle M. Jorgensen Amended and Restated Employee Stock Ownership Plan, as amended and restated effective as of April 1, 2001. Incorporated by reference to Exhibit 10.57 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2002 (the “Company’s December 31, 2002 Form 10-Q”).

4.16	First Amendment to the Earle M. Jorgensen Employee Stock Ownership Plan (as amended and restated effective as of April 1, 2001) effective as of January 15, 2002. Incorporated by reference to Exhibit 10.58 to the Company’s December 31, 2002 Form 10-Q.

4.17	Second Amendment to the Earle M. Jorgensen Employee Stock Ownership Plan (as amended and restated effective as of April 1, 2001) effective as of April 1, 2001. Incorporated by reference to Exhibit 10.59 to the Company’s December 31, 2002 Form 10-Q.

4.18	Third Amendment to the Earle M. Jorgensen Employee Stock Ownership Plan (as amended and restated effective as of April 1, 2001) effective as of January 1, 2002. Incorporated by reference to Exhibit 10.60 to the Company’s December 31, 2002 Form 10-Q.

4.19	Fourth Amendment to the Earle M. Jorgensen Employee Stock Ownership Plan (as amended and restated effective as of April 1, 2001) effective as of April 1, 2003. Incorporated by reference to Exhibit 10.21 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2003 (the “Company’s 2003 Form 10-K”).

4.20	Fifth Amendment to the Earle M. Jorgensen Employee Stock Ownership Plan (as amended and restated effective as of April 1, 2001), effective as of April 1, 2004. Incorporated by reference to Exhibit 10.23 of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 29, 2004.

4.21	Sixth Amendment to the Earle M. Jorgensen Employee Stock Ownership Plan (as amended and restated effective as of April 1, 2001, as renamed the “Earle M. Jorgensen Stock Bonus Plan”), effective as of April 1, 2004. Incorporated by reference to Exhibit 10.35 of Amendment No. 2 to the Company’s 2004 Registration Statement.

4.22	Seventh Amendment to the Earle M. Jorgensen Stock Bonus Plan (as amended and restated effective as of April 1, 2001). Incorporated by reference to Exhibit 10.36 of Amendment No. 2 to the Company’s 2004 Registration Statement.

4.23	Amended Consent Order and Release, dated as of December 12, 2004, by and among the Company, Holding, the Earle M. Jorgensen Employee Stock Ownership Plan, the Benefits Committee of Holding’s Board of Directors, and the United States Department of Labor, as filed on January 3, 2005 with the United States District Court for the Central District of California. Incorporated by reference to Exhibit 10.38 of Amendment No. 2 to the Company’s 2004 Registration Statement.

4.24*	Eighth Amendment to the Earle M. Jorgensen Stock Bonus Plan (as amended and restated effective as of April 1, 2001), effective as of March 28, 2005.

4.25	Holding’s ESOP Trust Agreement. Incorporated by reference to Exhibit 10.32 to Holding’s Annual Report on Form 10-K for the fiscal year ended March 31, 1991.

4.26	Amendment to Holding’s Stock Bonus Plan Trust Agreement, dated as of November 18, 2003. Incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 29, 2003.

4.27*	Stock Bonus Plan Assumption Agreement, dated as of April 20, 2005, by and between the Company and Holding.

5.1*	Opinion of Katten Muchin Rosenman LLP (including consent).

23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Katten Muchin Rosenman LLP (contained in its opinion filed as Exhibit 5.1 hereto).

24.1*	Power of Attorney (included on the signature page of this registration statement).

*	Included in this filing

The undersigned registrant hereby undertakes that it will submit or has submitted the Stock Bonus Plan and any amendment thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plans.

Item 9.	Undertakings

1. The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the

Registration Statement; provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the undersigned registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lynwood, State of California, on June 27, 2005.

EARLE M. JORGENSEN COMPANY

By:	/s/ Maurice S. Nelson, Jr.
	Name:	Maurice S. Nelson, Jr.
	Title:	President, Chief Executive Officer and Chief Operating Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Maurice S. Nelson, Jr., R. Neil McCaffery, William S. Johnson, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as each such person might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below and on June 27, 2005.

Signature	Title

/s/ David M. Roderick David M. Roderick	Chairman of the Board and Director

/s/ Maurice S. Nelson, Jr. Maurice S. Nelson, Jr.	President, Chief Executive Officer, Chief Operating Officer and Director (principal executive officer)

/s/ William S. Johnson William S. Johnson	Vice President, Chief Financial Officer and Secretary (principal financial officer and accounting officer)

/s/ Frank T. Nickell Frank T. Nickell	Director

/s/ William A. Marquard William A. Marquard	Director

/s/ Dr. John Rutledge Dr. John Rutledge	Director

/s/ Earl L. Mason Earl L. Mason	Director

/s/ David I. Wahrhaftig David I. Wahrhaftig	Director

/s/ Joseph T. O’Donnell, Jr. Joseph T. O’Donnell, Jr.	Director

/s/ Andrew G. Sharkey, III Andrew G. Sharkey, III	Director

INDEX TO EXHIBITS

Exhibits	Description

4.24	Eighth Amendment to the Earle M. Jorgensen Stock Bonus Plan (as amended and restated effective as of April 1, 2001), effective as of March 28, 2005.

4.27	Stock Bonus Plan Assumption Agreement, dated as of April 20, 2005, by and between the Company and Holding.

5.1	Opinion of Katten Muchin Rosenman LLP (including consent).

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Katten Muchin Rosenman LLP (contained in its opinion filed as Exhibit 5.1 hereto).

24.1	Power of Attorney (included on the signature page of this registration statement).